UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Date of Report (Date of earliest event reported): April 21, 2017 (Item 4.01: August 31, 2017)

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	001-37613 (Commission File Number)	98-0513637 (IRS Employer Identification No.)

400 Poydras Street, Suite 2100, New Orleans, LA 70130
(Address of principal executive offices)  (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No.1 to the current report on Form 8-K initially filed by COPsync, Inc. on October 3, 2017, is being filed to supplement Item 4.01 to report receipt of a letter from Friedman LLP addressed to the Securities and Exchange Commission stating whether or not it agrees with certain statements in such report and to file the letter from Friedman LLP with the Commission as an exhibit to this amendment under Item 9.01. Except as noted, no modifications are made hereby to the report on Form 8-K filed October 3, 2017.

Item 4.01	Changes in Registrant’s Certifying Accountant

On October 3, 2017, the Company advised Friedman LLP of the content of the Company’s report under Item 4.01 of Form 8-K regarding the withdrawal of Friedman as the Company’s independent registered public accounting firm and requested Friedman to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Friedman agrees with the statements made by Company in the report, and, if not, stating the respects in which Friedman does not agree.

Friedman furnished its letter to the Company as requested, which was dated October 10, 2017, and received by the Company on that date.  A copy of the letter is filed as Exhibit 16.1 under Item 9.01 of this amendment.

Item 9.01	Financial Statements and Exhibits

Exhibit 16.1 – Letter of Friedman LLP dated October 10, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2017	COPsync, Inc. By: /s/ Rodney Bienvenu Name: Rodney Bienvenu Title: Chief Executive Officer